DRYDEN GOVERNMENT SECURITIES TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ



January 29, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden Government Securities Trust
File No. 811-3264



Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal period ended November 30, 2006. The enclosed is being filed electronically via the EDGAR System.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of January 2007.


Dryden Government Securities Trust



Witness: /s/ Floyd L. Hoelscher					By: /s/ Jonathan D. Shain
Floyd L. Hoelscher						Jonathan D. Shain
Assistant Secretary




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